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EXHIBIT 10.1

                              GENIUS PRODUCTS, INC.

                        HOMEVIDEO DISTRIBUTION AGREEMENT

AGREEMENT made as of February 6, 2002 between WARNER HOME VIDEO, a Division of Time Warner Entertainment Company, L.P. ("WHV"), whose address is 4000 Warner Boulevard, Burbank, California 91522, and GENIUS PRODUCTS, INC. ("Grantor"), whose address is 11250 El Camino Real, Suite 100, San Diego, CA 92130.

The Parties hereby agree as follows:

         1. PICTURE(S): The "Picture(s)" shall mean and refer to the following pre-recorded audio-visual programs intended primarily for linear playback produced for or by, or which are under the control of, Grantor: (a) "Catalog Titles" (as defined in Paragraph 4 below), and (b) "New Releases" (as defined in Paragraph 5 below). Notwithstanding, and in addition to, the requirements contained herein, each Picture shall conform to the following specifications:

                           (i) TECHNICAL SPECIFICATIONS: The Pictures are
                  audiovisual programs originally produced, recorded and delivered in the English language.

                           (ii) RELEASE QUALITY: The Pictures shall be delivered
                  to WHV completely finished, fully edited, titled and synchronized with language, dialogue, sound and music so each are, in all respects, of a first-class technical quality ready for exhibition on homevideo "Devices" (as hereinafter defined) in the "Territory" (as hereinafter defined).

         2. GRANT OF RIGHTS: Grantor hereby grants to WHV during the Term and in the Territory the sole and exclusive "Homevideo Rights" (as set forth in Paragraph 3 below) and "Incidental Rights" (as set forth in Paragraph 18 below) in and to the Pictures, including, but not limited to, the necessary literary, artistic, musical, technological, and intellectual property rights (including without limitation copyrights, rental and lending rights, rights related to copyright and/or neighboring rights recognized under the law of any foreign jurisdiction).

         3. HOMEVIDEO RIGHTS:

                  (a) The term "Homevideo Rights" as used herein shall mean the right to manufacture and/or authorize the creation of Devices containing copies of the Pictures and to exploit and distribute such Devices for the intended purpose of noncommercial viewing by consumers on Video Playback Systems (as defined below) in such manner that viewing schedules, viewing frequency and interactive multimedia functions inherent to such Devices (i.e., chaptering, bookmarking and other similar user-programmable playback features) may be freely controlled by the consumers.



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                  (b) The term "Devices" as used herein shall mean any and all forms and types of electronic, mechanical, magnetic, optical and/or digital devices now known or hereafter devised (in all formats and sizes) including, but not limited to, videocassettes, digital video discs, DVDs, optical discs, semi-conductor chips, computer hard drives, and/or personal digital video recorders ("PVRs")(e.g., Replay or Tivo) upon which are encoded or stored an audiovisual duplication of the Pictures for future retrieval by Video Playback Systems.

                  (c) The term "Video Playback Systems" as used herein shall mean any electronic, mechanical, magnetic or optical apparatus now known or hereafter devised which is capable of being operated by consumers (i) directly in their places of dwelling, including, but not limited to, videocassette players and optical disc players, (including, but not limited to, all forms and types of DVD players) (ii) indirectly from their places of dwelling through instant access direct delivery transmission systems (including, without limitation, through any and all "downloading" or "streaming" technologies whereby the Pictures are digitally transmitted online, or via cable, satellite, or otherwise, and stored on a Device for future retrieval and viewing by an end consumer, which distribution of the Pictures shall be included in the Homevideo Rights, or (iii) elsewhere on any such apparatus that is designed to be portable and intended for personal use, such as laptop computers and portable DVD players, and which can cause the Pictures to be displayed on associated reproduction equipment including, but not limited to, television receivers, television monitors and computer-type displays in such manner as to be perceivable by, and visible and/or audible to, the consumers.

                  (d) The term "Homevideo Rights" shall not include: (i) the right to make public exhibitions of the Pictures, and (ii) the right to broadcast, cablecast or otherwise telecast the Picture(s) on pay, pay-per-view, free or other television systems in which viewing schedules and viewing frequency (i.e., programming) are controlled in whole or in part by television companies.

         4. CATALOG TITLES: "Catalog Titles" shall include all releases on Devices in the Territory of the Pictures set forth in EXHIBIT "G" attached hereto and incorporated by reference herein, which Pictures have been released in retail distribution channels prior to the date of this Agreement. All of the Catalog Titles will be available for exploitation by WHV from the commencement of the Term.

         5. NEW RELEASES:

                  (a) "New Releases" shall include all children's videos developed and/or produced by Grantor and that are not listed in EXHIBIT
         G. Such Pictures are intended for family, children and/or adult viewing, are intended to be released on standard or non-standard television or directly to homevideo, and include (i) new Pictures to be produced as set forth in this Paragraph 5, and (ii) existing Pictures that have not been released in retail distribution channels prior to the date of this Agreement.

                  (b) Grantor shall only be required to effect Delivery for those New Releases that WHV elects in its sole discretion to release. In connection with Grantor's production of New Releases during each year of the Term, WHV shall have concept and script approval and Grantor agrees to provide WHV monthly with an updated list of all such proposed programming (along with a status report with respect to

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         programming development, production and delivery of all such proposed programming) (together, the "New Releases Production Status Report") and, in addition, Grantor shall update the New Releases Production Status Report more frequently as necessary to keep WHV informed of any changes thereto. From the New Releases Production Status Report, WHV shall select, in its sole and absolute discretion, which such programming shall be released as New Releases. After production of each New Release, Grantor shall deliver to WHV a screening copy thereof for WHV's review and evaluation with respect to WHV's potential release of such New Release. Following such review and evaluation, WHV may, in its sole discretion, elect not to release such New Release. Each New Release shall be of the same standard and quality as the Catalog Titles, and, if rated by the MPAA, would receive a "G" or "PG" rating. In the event that WHV elects not to release such New Release, Grantor shall refund to WHV any New Release Recoupable Advance relating to that New Release within ten (10) business days of WHV's notification that it has elected not to release said title.

                  (c) BABY GENIUS RELEASE: WHV will make reasonable commercial efforts to release a Baby Genius-branded title in the United States and Canada in the second quarter of 2002; however, WHV's failure to do so will not be a breach of this Agreement.

         6. NEW PRODUCTIONS:

                  (a) BABY GENIUS BRAND: Grantor shall provide WHV with a minimum of five (5) proposals for New Releases per year. Said proposals shall be provided one at a time and shall include, but not be limited to, the following: the concept, estimated budget and timeline, script treatment, and support for developmental positioning. WHV shall have sixty (60) days to determine whether to accept or reject such proposal and WHV shall accept at least two (2) proposals in each twelve (12) month period. Acceptance of a proposal in no way limits any of WHV's rights under Paragraph 5.(b) of this Agreement. In the event WHV fails to accept any of Grantor's proposals within a twelve (12) month period, Grantor shall have the right to give WHV ninety (90) days' written notice of its intent to terminate this Agreement with respect to future Pictures only. In the event of termination under this provision, WHV shall have the right to continue distributing, under the terms of this Agreement, all Baby Genius and Kid Genius product in existence or development as of the date of such termination. Notwithstanding the foregoing, if WHV gives Grantor sales data that indicates the market will not support two (2) titles annually, the parties agree to renegotiate the obligations set forth in this Paragraph 6.(a).

                  (b) KID GENIUS BRAND:

                           (i) Grantor shall provide WHV with a minimum of five
                  (5) proposals for New Releases per year beginning in the year in which WHV and Grantor mutually agree that the Kid Genius product should be launched. Said proposals shall be provided one at a time and shall include, but not be limited to, the following: the concept, positioning statement, estimated budget and timeline, script treatment, and support for developmental positioning. WHV shall have sixty (60) days to

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                  determine whether to accept or reject such proposal and WHV shall accept at least two (2) proposals in each twelve (12) month period. Acceptance of a proposal in no way limits any of WHV's rights under Paragraph 5.(b) of this Agreement.

                           (ii) WHV agrees to launch the Kid Genius line within
                  nine (9) months of acceptable Delivery fully complying with Paragraph 12 of this Agreement of final video materials, provided that said final materials are of the same standard and quality as the Catalog Titles and other then-existing Pictures. WHV also agrees to develop a marketing plan by the end of 2002 that contemplates a Kid Genius video release in 2003.

                           (iii) In the event WHV fails to accept any of
                  Grantor's proposals within a twelve (12) month period, Grantor shall have the right to give WHV ninety (90) days' written notice of its intent to terminate this Agreement with respect to future Pictures only. In the event of termination under this provision, WHV shall have the right to continue distributing, under the terms of this Agreement, all Baby Genius and Kid Genius product in existence or development as of the date of such termination. Notwithstanding the foregoing, if WHV gives Grantor sales data that indicates the market will not support two (2) titles annually, the parties agree to renegotiate the obligations set forth in this Paragraph 6.(b).

                           (iv) If WHV fails to release a Kid Genius video in
                  the United States and Canada in the timeframe set forth above in Paragraph 6.(b)(ii) or if at any time during the Term of this Agreement WHV decides to entirely discontinue the distribution and production of Kid Genius-branded videos, then Grantor shall have the right to elect to reclaim all rights, title and interest in and to the Kid Genius videos (including but not limited to the right of Grantor to self-distribute the same), provided that (a) upon making such election, Grantor promptly refunds to WHV any unrecouped portions of the New Release Recoupable Advances related to the Kid Genius videos;
                  (b) Grantor agrees to develop new and different packaging for the Kid Genius videos that is not confusingly similar to the packaging developed by WHV, if any; (c) Grantor agrees to pay WHV the product cost for any existing inventory of Kid Genius videos that WHV turns over to Grantor; and (d) if, after making such election, Grantor proposes at any time during the Term, or any extension thereof, to enter into a distribution agreement for the Kid Genius videos with a third party, then Grantor must give WHV the first right to negotiate in connection therewith and Grantor and WHV shall so negotiate in good faith for a period extending for no less than thirty (30) days unless agreement is earlier reached. In the event that no agreement is reached within said thirty (30) days following commencement of said negotiations, Grantor may negotiate elsewhere; provided that if Grantor is thereafter prepared to enter into an agreement with a third party for the license of the homevideo rights for these titles, Grantor shall, before entering into such agreement, give WHV notice of the proposed terms thereof (and all modifications of such terms) and the name of the party involved. In each instance, WHV shall then have ten (10) business days in which to elect to acquire said homevideo rights on the terms contained in the notice.

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         7. SAN DIEGO ZOO AND WILD ANIMAL PARK VIDEOS:

                  (a) WHV shall release the San Diego Zoo and Wild Animal Park Videos (the "Zoo Videos") in the United States and Canada within six
         (6) months after acceptable Delivery in accordance with Paragraph 12 of this Agreement of final materials.

                  (b) If WHV fails to release the Zoo Videos in the United States and Canada within six (6) months after acceptable Delivery of final materials fully complying with Paragraph 12 of this Agreement, or if at any time during the Term WHV fails to include the Zoo Videos in its normal solicitation process, then Grantor shall have the right to elect to reclaim all rights, title and interest in and to the Zoo Videos (including but not limited to the right of Grantor to self-distribute the same), provided that (i) upon making such election, Grantor promptly refunds to WHV any unrecouped portions of the New Release Recoupable Advances related to the Zoo Videos; (ii) Grantor agrees to develop new and different packaging for the Zoo Videos that is not confusingly similar to the packaging developed by WHV, if any;
         (iii) Grantor agrees to pay WHV the product cost for any existing inventory of Zoo Videos that WHV turns over to Grantor; and (iv) if, after making such election, Grantor proposes at any time during the Term, or any extension thereof, to enter into a distribution agreement for the Zoo Videos with a third party, then Grantor must give WHV the first right to negotiate in connection therewith and Grantor and WHV shall so negotiate in good faith for a period extending for no less than thirty (30) days unless agreement is earlier reached. In the event that no agreement is reached within said thirty (30) days following commencement of said negotiations, Grantor may negotiate elsewhere; provided that if Grantor is thereafter prepared to enter into an agreement with a third party for the license of the homevideo rights for these titles, Grantor shall, before entering into such agreement, give WHV notice of the proposed terms thereof (and all modifications of such terms) and the name of the party involved. In each instance, WHV shall then have ten (10) business days in which to elect to acquire said homevideo rights on the terms contained in the notice.

         8. TERM: The "Term" of this Agreement shall commence upon the date of this Agreement first set forth above and shall continue for a period of seven
(7) years following initial availability of Devices to consumers in each country in the Territory. Notwithstanding the foregoing, in the event that the Recoupable Advance set forth in Subparagraph 14.(d) hereof and the Additional Recoupable Advance(s), if any, set forth in Paragraph 13 hereof have not been fully recouped by WHV on the date upon which the "Term" would otherwise expire, the "Term" shall be extended for a period equal to the length of time necessary for WHV to recoup said Recoupable Advance(s) and Additional Recoupable Advance(s), if any. If at any time after the expiration of the "Term" Grantor desires to grant Homevideo Rights in the Pictures, Grantor shall afford WHV the first right to negotiate in connection therewith, and Grantor and WHV shall so negotiate in good faith for a period extending for no less than thirty (30) days unless agreement is earlier reached. In the event that no agreement is reached within said thirty (30) days following commencement of said negotiations, Grantor may negotiate elsewhere; provided that if Grantor is thereafter prepared to enter into an agreement with a third party for the license of Homevideo Rights in the Pictures, Grantor shall, before entering into such agreement, give WHV notice of the proposed terms thereof (and all modifications of such terms) and the name of the party involved. In each instance, WHV shall then have ten
(10) business days in which to elect to acquire said Homevideo Rights on the terms contained in the notice.

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         9. TERMINATION FOR FAILURE TO DISTRIBUTE: In the event WHV elects to release a New Release title but fails to announce said New Release to the retail market in the United States and Canada within twelve (12) months of acceptable Delivery fully complying with Paragraph 12 hereof of said New Release to WHV, Grantor shall have the right to terminate this Agreement with respect to that particular New Release only. Grantor must give WHV ninety (90) days' written notice of its intent to terminate WHV's rights to a particular New Release Picture under this provision and WHV shall have the right to cure. In the event of termination of WHV's rights with respect to a particular New Release under this Paragraph 9, Grantor agrees to promptly refund to WHV the Recoupable Advance related to that New Release.

         10. SELL OFF: Upon the date of expiration of the Term or any extension thereof, WHV shall have the right to continue to distribute all previously manufactured Devices which may be remaining in inventory during a "sell-off" period of six (6) months duration following such date of expiration of the Term.

         11. TERRITORY: "Territory" means the entire universe, provided, however, that WHV shall not have distribution rights to the following titles in the following countries: (a) Argentina (with respect to "Mozart & Friends" and "Mozart & Friends: Sleepytime" only; (b) Australia (with respect to "Mozart & Friends" and "Mozart & Friends: Sleepytime" only; (c) Chili (with respect to "Mozart & Friends" and "Mozart & Friends: Sleepytime" only; (d) Hong Kong (with respect to "Mozart & Friends," "Mozart & Friends: Sleepytime" and "Four Seasons" only; (e) New Zealand (with respect to "Mozart & Friends" and "Mozart & Friends:
Sleepytime" only; (f) Philippines (with respect to "Mozart & Friends," "Mozart &
Friends: Sleepytime" and "Four Seasons" only; and (g) Singapore (with respect to "Mozart & Friends," "Mozart & Friends: Sleepytime" and "Four Seasons" only) (collectively, the "Excluded Rights"). Notwithstanding the foregoing, in the event that any of the Excluded Rights revert to Grantor or otherwise become available at any time during the Term of this Agreement or any extension thereof, such Excluded Rights shall automatically become part of the Grant of Rights under this Agreement without the payment of any additional monies. Grantor shall immediately notify WHV in writing as soon as any of the Excluded Rights revert to Grantor or otherwise become available.

         12. DELIVERY:

                  (a) Within ten (10) days of execution of this Agreement Grantor shall make delivery of all items specified in Exhibit "B" attached hereto and by this reference made a part hereof for the Catalog Titles. Each New Release shall be delivered to WHV pursuant to schedules to be provided to Grantor by WHV. Time of delivery is of the essence to this Agreement. The Pictures as delivered shall be of first-class technical quality in conformity with WHV standards for programs of this type. Delivery shall not be deemed completed until WHV has examined and approved in writing the film elements or video elements (as the case may be) for the Pictures as submitted by Grantor.

                  (b) On a regular basis during all phases of preproduction, production and post-production of the Pictures Grantor shall confer with Ned Price, or with any other representatives of WHV who may be designated by WHV from time to time, in connection with quality control and other technical matters pertaining to acceptable delivery of the Pictures.

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[Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.]


               (c) For all New Production proposals accepted by WHV, Grantor shall obtain and deliver to WHV, in form and substance satisfactory to WHV, and at Grantor's sole cost and expense, a completion guarantee furnished by a party satisfactory to WHV guaranteeing delivery of the Picture(s) to WHV in accordance with the requirements of this Agreement. Said completion guarantee shall be delivered no later than ten (10) days following WHV's acceptance of such New Production proposal.

         13. DVD DEVICES:

                  (a) ENHANCED CONTENT: Grantor and WHV shall mutually agree on any content added to or created for inclusion on DVD Devices of each Picture (the "Enhanced Content"), with WHV's decision final. WHV shall also consult with Grantor regarding the costs to be incurred by WHV in connection with the Enhanced Content. WHV shall be responsible for the creation and production of the Enhanced Content. Grantor shall make available free of charge any additional material required for the creation of such Enhanced Content and shall be responsible for clearing and obtaining all approvals for such material. All costs incurred by WHV in connection with the Enhanced Content shall be treated as an Additional Recoupable Advance, which WHV shall recoup from sums otherwise payable as Grantor's Royalty.

                  (b) AUTHORING, ENCODING AND COMPRESSION: WHV shall be one hundred percent (100%) responsible for all steps in the process leading to and including the production of the masters which are made to serve as prototypes for the duplication of the Pictures in the form of DVD Devices of the Pictures, including, without limitation, authoring, encoding and compression (the "Mastering Process"). All costs incurred by WHV in the Mastering Process shall be treated as an Additional Recoupable Advance, which WHV shall recoup from sums otherwise payable as Grantor's Royalty.

                  (c) ACCESS TO MASTERS: Upon Grantor's request for access to the master of DVD Devices for any Picture during or after the end of the Term, WHV shall invoice Grantor for any unrecouped portion of the costs incurred for the Enhanced Content and Mastering Process for such Picture, which shall be paid by Grantor within thirty (30) days of such invoice. Upon receipt of payment of such invoiced amounts, WHV shall provide Grantor access to the master of DVD Devices for such Picture.

         14. ROYALTY:

                  (a) GRANTOR'S ROYALTY: In full consideration of all rights granted herein and all services to be performed hereunder, WHV will pay to Grantor a royalty ("Grantor's Royalty") equal to ** of "Accountable Receipts" (as defined in Exhibit A). Grantor's Royalty and Accountable Receipts shall be computed, determined and payable in accordance with and subject to the provisions of Exhibit "A" attached hereto and by this reference made a part hereof.

                  (b) Notwithstanding the foregoing, WHV shall pay to Grantor a Royalty equal to ** of "Accountable Receipts" (as defined in Exhibit "A") for the following two (2) New Releases only, in the event WHV elects to release said New Releases: (i) "Baby Genius at the Wild Animal Park" and (ii) "Baby Genius at the San Diego Zoo" (collectively, the "Zoo Videos").

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[Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.]

                  (c)      In the event sales of any Picture distributed by WHV
                   under this Agreement exceed ** net units, WHV agrees to pay Grantor a Royalty equal to ** of "Accountable Receipts" (as defined in Exhibit "A") for that Picture only and only in connection with sales from the ** net unit forward.

                  (d)      RECOUPABLE ADVANCE:

                           (i) CATALOG TITLES: WHV shall advance to Grantor an
                  amount totaling ** for the "Catalog Titles" (the "Catalog Title Recoupable Advance"), which WHV shall recoup from sums otherwise payable as Amounts Payable on a fully cross-collateralized basis from all homevideo distribution by WHV throughout the Territory, and which Catalog Title Recoupable Advance shall be payable in installments as follows:

                                    (a) ** thereof within ten (10) business days
                           following full execution of this Agreement; and

                                    (b) ** thereof within ten (10) business days
                           following completion of acceptable Delivery of the Catalog Titles fully complying with Paragraph 12 of this Agreement, and provided that this Agreement has been fully executed.

                           (ii) NEW RELEASES: For each New Release that WHV
                  elects to distribute, WHV shall advance to Grantor an amount between ** and ** based upon a mutually agreed upon production budget (the "New Release Recoupable Advance"), which WHV shall recoup from sums otherwise payable as Amounts Payable on a fully cross-collateralized basis from all homevideo distribution by WHV throughout the Territory. In no event shall WHV's additional advance for any New Release exceed **, regardless of Grantor's proposed budget for the New Release. The parties agree that all costs exceeding or in addition to the mutually agreed-upon production budget (and New Release Recoupable Advance) shall be paid by Grantor. In the event that the actual production costs are less than the amount set forth in the mutually agreed-upon production budget, Grantor and WHV shall share such underages on a ** basis. The New Release Recoupable Advance shall be payable in installments as follows:

                                    (a) ** thereof within ten (10) business days
                           of WHV's approval of the script;

                                    (b) ** thereof within ten (10) business days
                           of WHV's receipt of the rough cut; and

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[Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.]

                                    (c) ** thereof within ten (10) business days
                           of completion of delivery of the New Release title fully complying with Paragraph 12 of this Agreement.

                           (iii) The Catalog Title Recoupable Advance and the
                  New Release Recoupable Advance will be collectively referred to as the "Recoupable Advance(s)".

         15. WARRANTIES: Grantor hereby agrees, warrants and represents as follows:

                  (a) Grantor has the right to grant to WHV the Homevideo Rights and all Incidental Rights, including but not limited to the necessary literary, artistic, musical, technological, intellectual property rights (including without limitation copyrights, rental and lending rights, and rights related to copyright and/or neighboring rights recognized under the law of any foreign jurisdiction), and there are no restrictions which could or would prevent WHV from exercising any rights granted to WHV hereunder;

                  (b) Grantor has not and will not take any action that could or would prevent the transfer to WHV of any newly created rights in the Picture(s);

                  (c) Grantor is free to enter into and fully perform this Agreement;

                  (d) Grantor has paid or will pay all charges, taxes, fees and other amounts which have been or may become owed in connection with the Picture(s) or the exploitation of Homevideo Rights or Incidental Rights, and there are no pending claims, liens, charges, restrictions or encumbrances on the Picture(s) or on the Homevideo Rights or Incidental Rights;

                  (e) Grantor has paid or will pay all wages, gross or profit participations, residuals, equitable or other remuneration for rental and/or lending rights, reuse fees, synchronization/mechanical royalties, and any and all other payments which must be made in connection with the Picture(s) or the Devices and in connection with exploitation of Homevideo Rights and Incidental Rights, to any third parties including, but not limited to, musicians, directors, writers, producers, announcers, publishers, composers, on-camera and off-camera performers and other persons who participated in production of the Picture(s), and to any performing rights societies, collection societies, unions, guilds or other labor organizations;

                  (f) The main and end titles of the film and/or video elements of the Picture(s) and all publicity, promotion, advertising and packaging information and materials supplied by Grantor will:

                           (i) Contain all necessary and proper credits for the
                  actors, directors, writers and all other persons appearing in or connected with the production of the Picture(s) who are entitled to receive the same, and

                           (ii) Comply with all applicable contractual, guild,
                  union and statutory requirements and agreements.

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                  (g) Exercise of the Homevideo Rights and Incidental Rights
         hereunder will not infringe on any rights of any third party, including, but not limited to, rights affecting copyright, rental and lending rights, rights related to copyright and/or neighboring rights recognized under the law of any foreign jurisdiction, patent, trademark, unfair competition, contract, property, defamation, privacy, publicity or "moral rights;"

                  (h) Grantor has not granted and will not grant any Homevideo Rights, Incidental Rights or any other rights in the Picture(s) or other audiovisual works which might derogate or interfere with the Homevideo Rights or Incidental Rights granted to WHV herein, and Grantor has not granted and will not grant to any third party the right to broadcast, cablecast or otherwise telecast the Picture(s) on basic cable, pay or pay-per-view television in any country in the Territory prior to twelve (12) months following availability of Devices to consumers in each such country in the Territory, and on free or other television systems prior to twenty-four (24) months following availability of Devices to consumers in each such country in the Territory;

                  (i) Each Picture is currently registered for copyright with the United States Copyright Office, and Grantor shall maintain such registration and any other existing copyright registrations in full force and effect during the Term; provided, however, that Grantor agrees to register for copyright in each country not party to the Berne Convention upon notice from WHV of intent to distribute one or more Pictures in any such country;

                  (j) Grantor has secured or will secure all necessary written consents, permissions and approvals for incorporation into the Picture(s) of the names, trademarks, likenesses and/or biographies of all persons, firms, products, companies and organizations depicted or displayed in the Picture(s), and Grantor has secured or will secure all necessary written consents, permissions and approvals for incorporation into the Picture(s) of any pre-existing film or video footage produced by third parties;

                  (k) WHV shall have the right to quiet and peaceful enjoyment of the Homevideo Rights and Incidental Rights;

                  (l) Grantor agrees to maintain a policy of Errors and Omissions insurance in connection with the Picture(s), with limits of no less than One Million Dollars ($1,000,000) per Picture, and to name WHV as an additional insured thereon; and

                  (m) Grantor will not grant any security interest in the Rights Granted that places any party in a priority position to WHV in the Rights Granted. Grantor will obtain inter-creditor and/or non-disturbance agreements to protect WHV's security interest (as set forth in Paragraph 19 below) and/or its distribution rights hereunder, as necessary.

                  (n) Each and every one of the representations and warranties made by Grantor herein shall survive the Term and any extension thereof and shall continue in full force and effect after expiration or termination of this Agreement whether by operation of law or otherwise.

         16. INDEMNITY: Grantor shall at all times indemnify and hold harmless WHV, its distributors, licensees, assignees and Affiliates (as defined in Exhibit "A" hereto), and the officers, directors, employees and agents of all of the foregoing, against and from any and all claims, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expert witness fees, herein collectively called "claims," arising out of the exercise pursuant hereto of Homevideo Rights, Incidental Rights or any other rights hereunder, the contents of the Picture(s), any illegal act committed by Grantor in connection with the Picture(s), or arising out of any breach by Grantor of any representation, warranty or other provision hereof. Upon notice from WHV of any such claim, or related demand or action being advanced or commenced, Grantor agrees to adjust, settle, or defend same at the sole cost of Grantor, and WHV shall have the right to approve any settlement or disposition thereof to the extent that any rights or obligations of WHV may be concerned. If Grantor shall fail promptly so to do, WHV shall have the right and is hereby authorized and empowered by Grantor to adjust, settle, compromise, litigate, contest, satisfy judgments and take any other action necessary or desirable for the disposition of such claim, demand or action, and, if necessary, to appear by WHV's attorneys in any action, all without affecting Grantor's indemnity; provided, that if Grantor makes bonding arrangements reasonably satisfactory to WHV assuring WHV of reimbursement for all payments and expenses in connection with such claims, demands and causes of action (including, without limitation, reasonable attorneys' fees and expert witness fees), WHV shall not settle such claim, demand or cause of action without Grantor's consent, which shall not be unreasonably withheld. The foregoing sentence shall not apply and WHV's right to settle any claim, demand or cause of action and Grantor's indemnity obligation shall remain unlimited where WHV deems advisable a settlement of a lawsuit in which a claim, demand or cause of action for an injunction is made against the exploitation of the Picture(s). Grantor shall fully reimburse WHV for all payments and expenses incurred or made thereby by WHV, including attorneys' fees and expert witness fees, within fifteen (15) days after demand therefor by WHV. If Grantor shall fail so to reimburse WHV then, without waiving any of its rights or remedies otherwise to enforce such reimbursement, WHV shall have the right to deduct the amount of such payments and expenses from any sums accruing to or for the account of Grantor under this Agreement or any other agreement.

         17. COPYRIGHT PROTECTION: In the event Grantor shall fail to maintain copyright protection for the Picture(s) pursuant to Subparagraph 15.(i) hereof, WHV shall have the right as attorney-in-fact for Grantor to renew or obtain and register the copyright therein in Grantor's name, and to execute and record such documents as WHV may deem necessary to evidence WHV's rights hereunder. WHV shall also have the right to bring, prosecute, defend and appear in suits, actions and proceedings of any nature regarding any and all (a) copyrights in and to the Picture(s) and all renewals thereof, and (b) any infringement or interference with any of the rights hereby granted under said copyrights or renewals thereof. Any such action may be brought in WHV's own name or in the name of the copyright proprietor, but at the expense of Grantor, and, at WHV's sole election, WHV may join such copyright proprietor (and/or Grantor if copyright proprietor is a person or entity other than Grantor) as a party plaintiff or defendant in any such suit, action or proceeding. Without limiting any of its rights to otherwise enforce the terms of this Agreement, in the event Grantor shall breach any other representations and warranties contained in this Agreement, WHV shall have the right as attorney-in-fact for Grantor to take all reasonable and necessary steps to preserve the Homevideo Rights, Incidental Rights and other rights herein granted, including but not limited to making payments due to third parties, and having done so WHV may thereafter deduct from Grantor's Royalty otherwise payable any and all payments so made, as well as any and all costs incurred in connection therewith.

         18. INCIDENTAL RIGHTS: WHV shall have usual and customary incidental rights ("Incidental Rights") in connection with the Picture(s) including, but not limited to, the following:

                  (a) VERSIONS: The right to dub or add subtitles to the Picture(s) in any language;

                  (b) CLOSED CAPTIONING: The right to prepare closed caption versions of the Picture(s) for the benefit of the hearing-impaired;

                  (c) TITLES: The right to change the title of the Picture(s);

                  (d) ALTERATION OF PICTURE(S): The right to edit or modify the Picture(s) in order to meet the requirements of censorship, community standards, statute or ordinance; however, WHV shall not materially alter the Picture(s) or make any change in the credits contained in the Picture(s) without Grantor's approval, except that WHV may add to the Picture(s) or Devices, or include on the packaging material thereof, the names and logos of WHV and its licensees;

                  (e) SUBLICENSING: The right to sublicense or subdistribute any of the Homevideo Rights and Incidental Rights on WHV's behalf upon such terms and conditions as WHV, in its sole discretion, may deem proper or expedient;

                  (f) RENTAL/LENDING: The right to authorize or prohibit the rental and/or lending of Devices of the Picture(s), wherever the law of any country of the Territory provides for such right;

                  (g) ADDITIONAL MATERIAL: The right to include in the audiovisual encoding of Devices, placed either prior to or following the Picture(s) (but not as part of the Picture(s) and not interrupting the Picture(s)), other programs or motion pictures including, without limitation, the Picture(s), trailers announcing homevideo availability of other motion pictures and video programs contained in WHV's catalog, trailers announcing theatrical availability of upcoming or current Warner Bros. releases, promotions and contests, and advertising relating to products and services;

                  (h) PROMOTION: The right to advertise, promote and publicize the Picture(s) and Devices in any media, or authorize others to do so, and such advertising, promotion and publicity may include synopses of or excerpts from the Picture(s) or pre-existing advertisements, publicity pieces and promotional materials, in whole or in part, for the Picture(s);

                  (i) NAME AND LIKENESS: The right, subject to any pre-existing contractual restrictions thereon of which Grantor shall give WHV timely written notice, to use and authorize others to use on the packaging of any Device the name and likeness of any person who rendered services in connection with the Picture(s), and WHV may use and authorize others to use said name and likeness (and the voice of such person) for the purpose of advertising, promoting or publicizing the Picture(s) or Devices.

         19. SECURITY INTEREST: With respect to each Picture, as security for Grantor's representation, warranties, obligations and agreements hereunder and for the rights granted to WHV hereunder, including, without limitation, the Homevideo Rights and Incidental Rights in and to each Picture and WHV's rights to recoup all monies due to it hereunder, Grantor hereby pledges, conveys, hypothecates, mortgages, assigns, sets over, delivers and grants to WHV a continuing first priority security interest in all of the right, title and interest of every kind or nature whatsoever of Grantor in and to, but none of its obligations with respect to, the following described items, whether now owned or existing or hereafter created, acquired or arising, and wheresoever located (hereinafter collectively referred to as "Collateral"):

                  (a) All of the right, title, and interest of Grantor of every kind (including, without limitation, copyrights and any extensions and renewals thereof and any rights related to copyright and/or neighboring rights recognized under the law of any foreign jurisdiction with respect to each Picture), in and to all Homevideo Rights and Incidental Rights granted to WHV under the Agreement and all like or similar rights that may now or hereafter be retained or recovered by Grantor;

                  (b) All rights to possession held by or on behalf of Grantor to all physical properties described in Exhibit "B" attached hereto, necessary or desirable to WHV to exercise the Homevideo Rights or Incidental Rights granted to WHV under the Agreement;

                  (c) All proceeds and products relating to or arising from any of the foregoing, including accounts, contract rights, chattel paper, all money and claims for money (whether or not such claims to money have been earned by performance), general intangibles, documents and instruments, including, but not limited to, all Gross Receipts, Accountable Receipts (whether or not due, earned or payable to Grantor under the Agreement) and any insurance now or hereafter payable by reason of any loss or damage to any Collateral and any proceeds thereof and all replacements, additions, accessions, substitutions, proceeds and products relating to or arising from any of the Collateral;

                  (d) All of Grantor's rights under production, financing and acquisition agreements in and to the exploitation of the rights granted to WHV under the Agreement relating to motion pictures which if completed would constitute the Picture(s); and

                  (e) All of Grantor's rights to all literary, dramatic, musical and other material created for the Picture(s) or upon which the Picture(s) are based or to be based, in whole or in part, or which are used in connection with the Picture(s), including, without limitation, screenplays and any underlying materials upon which screenplays are based, and all common law and statutory domestic and foreign copyrights, any rights related to copyright and/or neighboring rights recognized under the law of any foreign jurisdiction, and rights and interests in copyrights and renewals and extensions of copyrights, in and to said literary, dramatic, musical and other written material; but only to the extent necessary to protect WHV's ability to exercise the Homevideo Rights and Incidental Rights in the Picture(s) during the Term and in the Territory in the manner and to the extent provided for in the Agreement.

         20. EXCLUSIVITY: As of the date of this Agreement, Larry Balaban is the Senior Vice President Marketing and Production of Grantor and is directly involved in the creative concepts/proposals of the Pictures and execution of those proposals. Larry Balaban specifically agrees that he will not produce any video product outside of this Agreement during the Term and any extension thereof so long as he is an employee of Grantor. It is further agreed by the parties hereto that any children's video concepts developed by Grantor or Larry Balaban (so long as he is an employee of Grantor) whether or not for Grantor or the Baby Genius or Kid Genius label shall fall under Paragraph 5 of this Agreement. It is additionally agreed that in the event Larry Balaban leaves Grantor's employ during the first three (3) years of the Term of this Agreement, he shall not create or develop any children's videos that would compete with the Pictures. It is also agreed that WHV shall have the first right to negotiate in connection with any other video concepts developed by Grantor or Larry Balaban, and Grantor and WHV shall so negotiate in good faith for a period extending for no less than thirty (30) days unless agreement is earlier reached. In the event that no agreement is reached within said thirty (30) days following commencement of said negotiations, Grantor may negotiate elsewhere; provided that if Grantor is thereafter prepared to enter into an agreement with a third party for the license of homevideo rights for these other video concepts, Grantor shall, before entering into such agreement, give WHV notice of the proposed terms thereof (and all modifications of such terms) and the name of the party involved. In each instance, WHV shall then have ten (10) business days in which to elect to acquire said homevideo rights on the terms contained in the notice.

         21. ADDITIONAL DOCUMENTS: Grantor shall promptly execute, acknowledge and deliver to WHV all financing statements and other documents which WHV may reasonably require to perfect, protect, evidence, renew and/or continue the security interest in the Collateral granted hereunder or to effectuate any of the purposes and intents of this Agreement. If Grantor fails to execute any such document promptly upon request, Grantor hereby appoints WHV its irrevocable attorney-in-fact to execute any such document on Grantor's behalf and Grantor agrees that such appointment constitutes a power coupled with an interest and is irrevocable throughout the Term or any renewal thereof. WHV shall have the right to file and/or record this Agreement or any appropriate statement or document with any relevant authority and, where permitted by applicable law, to do any of the foregoing with or without execution by or on behalf of Grantor.

         22. RELATIONSHIP OF PARTIES:

                  (a) NO PARTNERSHIP OR JOINT VENTURE: WHV shall not be deemed a fiduciary, partner, or joint venturer of Grantor.

                  (b) ASSIGNMENT:

                           (i) BY WHV: WHV may not assign this Agreement without
                  Grantor's consent, provided that an assignment to any of WHV's respective subsidiaries, parents, related or affiliated companies or to any successor entity or other party acquiring all or substantially all of the business or assets of WHV or into which WHV may be merged or consolidated shall not require Grantor's consent.

                           (ii) BY GRANTOR: Any pledge, hypothecation, mortgage,
                  or other encumbrance of the Picture(s), or any assignment, sale or transfer of rights herein, purported to be made by or on behalf of Grantor, shall be void; provided, however, that after the completion of Grantor's delivery of each Picture in accordance with the terms of this Agreement any assignment, sale or transfer of Grantor's right to receive Recoupable Advances and Grantor's Royalty under this Agreement shall be valid if it shall be made specifically subject to WHV's rights herein, and WHV's payment of Recoupable Advances and Grantor's Royalty to the assignee, buyer or transferee shall be subject to the execution of WHV's standard form of payment authorization.

                  (c) REMEDIES: Grantor waives any right to purport to terminate the Homevideo Rights or Incidental Rights granted hereunder or to pursue any remedies in connection with this Agreement other than a suit for money damages.

                  (d) WHV AFFILIATES: No Affiliate shall be considered as an agent for or as the same entity as WHV.

                  (e) DISTRIBUTION AND EXPLOITATION: WHV shall have sole discretion: (i) to determine the parties, sale price, and all other terms of each agreement, if any, entered into by WHV for the exploitation of Homevideo Rights and Incidental Rights; (ii) to settle any claim with respect to any such agreement, any Devices, or the Homevideo Rights and Incidental Rights; (iii) to distribute free or promotional Devices; and (iv) to destroy or erase Devices. WHV shall consult with Grantor regarding the marketing of the Pictures, with WHV's decisions as to marketing final. WHV makes no representation or warranty with respect to WHV's efforts in connection with the exploitation of Homevideo Rights and Incidental Rights or that such exploitation will result in any minimum amount of Amounts Payable.

                  (f) RECOUPMENT OF ADVANCE: At any time during the Term, if the Recoupable Advance is not recouped from Grantor's Royalty WHV may, in its sole discretion and upon ten (10) business days prior written notice to Grantor, recoup such Advance from any other monies due Grantor or any of its related or affiliated entities under this or any other agreement between WHV and Grantor and/or any of their related or affiliated entities.

         23. CONFIDENTIALITY: All of the terms and conditions of this Agreement shall remain confidential, and no public statement or other public announcement regarding this Agreement in whole or in part shall be released, issued or made without prior written approval of WHV.

         24. MISCELLANEOUS:

                  (a) NOTICES: All notices to be given to WHV hereunder shall be addressed to WARNER HOME VIDEO, a Division of Time Warner Entertainment Company, L.P., 4000 Warner Boulevard, Burbank, California 91522, attention: Senior Vice President Business Affairs and General Counsel. All notices to be given to Grantor hereunder shall be addressed to Grantor at the address for Grantor first above written, or such other address as Grantor may indicate.

                  (b) UNENFORCEABILITY: If there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance, regulation or collective bargaining agreement, the latter shall prevail; provided, that the provision hereof so affected shall be limited only to the extent necessary and no other provision shall be affected.

                  (c) LIMITATIONS ON EXERCISE OF RIGHTS GRANTED: Notwithstanding anything herein contained to the contrary, in the event that WHV is prohibited (for reason of censorship or any other reason) by any authority of the government of any country of the Territory (or of any political Division of such country, such as a state or province) from exercising Homevideo Rights in such country (or in such political Division, as the case may be), the amount of said Recoupable Advance otherwise payable to Grantor hereunder shall be reduced (and if already paid, shall be proportionately refunded) by an amount calculated by multiplying said Recoupable Advance by a fraction, the numerator of which is the number of Video Playback Systems in use by consumers in their places of dwelling in such country (or in such political Division, as the case may be), and the denominator of which is the number of Video Playback Systems in use by consumers in their places of dwelling in the aggregate of all of those countries included in the Territory in which Devices are or will be made available to consumers by WHV, Affiliates, or their licensees. For purposes of making this calculation, data with respect to the number of Video Playback Systems in use shall be drawn by WHV from then current Worldwide VCR Population Reports (or its equivalent) published by the Motion Picture Association of America.

                  (d) FORCE MAJEURE: Notwithstanding any other provision of this Agreement, the Term herein provided for, and any extension thereto, may be suspended upon notice in any country of the Territory during all periods in which manufacture, sales, distribution and/or marketing of Devices in such country is prevented, hampered or interrupted because of force majeure events (e.g. any labor dispute, industrial accident, major fire, major theft, act of God, war, governmental action, injunction, third party breach of contract, or other material interference with WHV's business activities, or any other event beyond WHV's control); thereafter, upon cessation of such event, the Term shall resume running in such country and shall be extended therein by a period of time equal to the number of days during which it was suspended.

                  (e) EMU CONTINUITY PROVISION: The parties hereto confirm that none of the following events shall either have the effect of discharging or excusing performance under this Agreement, or give a party to this Agreement the right to unilaterally alter or terminate this Agreement: (i) the introduction of, changeover to or operation of the euro; (ii) the substitution or replacement by the euro of the currency or currencies originally designated in this Agreement; (iii) the use of the euro in determining the value of the currency or currencies originally designated in this Agreement; (iv) the tendering of euros, in each case at the conversion rates specified in, and otherwise calculated in accordance with, the regulations adopted by the council of the European Union; or (v) the withdrawal from legal tender of the currency or currencies originally designated in this Agreement and the substitution of such currency or currencies by the euro as lawful currency. The parties hereto further confirm that performance of any of the pecuniary obligations described or set forth under this Agreement (including the payment of interest hereunder) may be made in the currency or currencies originally designated in this Agreement (so long as such currency or currencies remain legal tender) or in euro, it being expressly understood that performance of any of such obligations shall be made in euro as of such time where the currency or currencies originally designated in this Agreement are withdrawn from legal tender.

                  (f) CEASE AND DESIST: In the event Grantor receives a cease and desist letter or any threatened or actual claim with respect to the use of the "Baby Genius" name, the "Kid Genius" name or the name of any of the Pictures, Grantor shall immediately notify WHV of the same in writing, and in the event WHV has to stop distributing any of the Pictures as a result, Grantor shall refund any of the unrecouped Advances (including the Additional Recoupable Advances), plus interest, to WHV within ten (10) days of WHV's request therefor.

                  (g) FURTHER DOCUMENTATION: Grantor will, upon WHV's request, promptly furnish to WHV copies of such agreements or other documents as WHV may desire in connection with any provisions of this Agreement.

                  (h) AMENDMENTS: This Agreement cannot be amended, modified or changed in any way except by a written instrument executed by both parties.

                  (i) NO WAIVER: No delay in enforcing any right under this Agreement shall constitute a waiver of such right. No waiver of any default hereunder shall be effective unless executed in writing by the party charged therewith, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

                  (j) APPLICABLE LAW: This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of California applicable to contracts executed and performed entirely therein without regard to principles of conflict of laws. The parties herein agree that all actions, proceedings or litigation relating to this Agreement shall be instituted and prosecuted solely within the county of Los Angeles, State of California and each party hereby consents to the jurisdiction of the state courts of California and the federal courts located within the State of California with respect to any matter arising out of or relating to this Agreement. If for any reason a party to this Agreement may not be validly served at the address first set forth above, then such party (other than WHV) appoints the Secretary of State of the State of California to accept service of process on such party's behalf. WHV designates and appoints Beth Baier, at the address herein specified, as its agent in the State of California, or such other person as WHV may designate and appoint to act as its agent. If for any reason said person may not be validly served, then WHV appoints WHV's corporate secretary to accept service of process on WHV's behalf.

                  (k) SIGNATURE IN COUNTERPART: This Agreement may be signed in counterpart, each of which shall be deemed an original, but all of which together shall constitute the Agreement.

                  (l) CAPTIONS: The captions herein are inserted for reference and convenience only and in no way define, limit or describe the scope of this Agreement or intent of the provisions.

                  (m) ENTIRE AGREEMENT: This Agreement contains the entire understanding and supersedes all prior oral and written understandings of the parties hereto relating to the subject matter herein.

IN WITNESS WHEREOF the parties hereto hereby execute this Agreement as of the date first written above.

WARNER HOME VIDEO, a Division
of Time Warner Entertainment
Company, L.P. ("WHV")

By:  /s/ illegible
     -----------------------------

Its:
     -----------------------------

GENIUS PRODUCTS, INC.
("Grantor")

By:  /s/ Klaus Moeller
     -----------------------------

Its: CEO
     -----------------------------

I, Larry Balaban, specifically acknowledge and agree to the provisions of Paragraph 20 of this Agreement.

/s/ Larry Balaban
-----------------------------
Larry Balaban

                                   Exhibit "A"
                                   -----------

                       COMPUTATION OF ACCOUNTABLE RECEIPTS
                       -----------------------------------
                         AND AMOUNT OF GRANTOR'S ROYALTY
                         -------------------------------

         1. GENERAL DEFINITIONS: As used in this Exhibit and in the Agreement, the following terms shall have the following meanings:

         "AGREEMENT" shall mean the Homevideo Distribution Agreement to which this Exhibit is attached and made a part, inclusive also of this Exhibit and all other Exhibits thereto.

         "AFFILIATE" shall mean any entity which owns or controls, is owned or controlled by, is under common ownership or control with, or is otherwise related in whole or in part by way of ownership or control with, WHV, including but not limited to parent companies, subsidiary companies and sister companies of WHV. The word "control" (including "controlled by" and "controls") as used in the preceding sentence shall be deemed to mean possession, directly or indirectly, of the power to command the course of management, policy making and business activity of the entity or of WHV, as the case may be, through ownership of 50% or more of voting securities.

         "DIRECT MARKETING AFFILIATE" shall mean an Affiliate engaged in the exploitation of Homevideo Rights through distribution of Devices directly to consumers for homevideo exhibition (other than through retail or wholesale outlets) through any direct marketing distribution method, including direct mail, mail order, telephone order, club membership, television and/or radio solicitations, continuity series offerings or single title offerings ("Direct Mail Distribution"). Any agreement between WHV and a Direct Marketing Affiliate shall be negotiated at arms' length.

         "UNRELATED THIRD PARTIES" shall mean any and all entities other than WHV, Affiliates and Direct Marketing Affiliates.

         2. GROSS RECEIPTS:

                  (a) "Gross Receipts" means the aggregate of the following:

                           (i) 100% of all sums actually received by WHV and
                  Affiliates from Unrelated Third Parties in U.S. Dollars in the United States from the exploitation of Homevideo Rights other than sums received pursuant to Subparagraph 2.(a)(ii) below.

                           (ii) 100% of all royalties actually received by or
                  credited to the account of WHV and WHV Affiliates (excluding sums received by Direct Marketing Affiliates) in U.S. Dollars in the United States from the exploitation of Homevideo Rights through Direct Marketing Distribution which is conducted by

                  Unrelated Third Parties or Direct Marketing Affiliates to which WHV or Affiliates supply ready-manufactured units of the Devices. WHV shall not be obligated to pay to Grantor any portion of any sums received by WHV which constitute reimbursement to WHV for the cost of the ready-manufactured units.

                  (b) 100% of all sums actually received by WHV in U.S. Dollars in the United States from exploitation of Incidental Rights.

                  (c) Gross Receipts shall be deemed to exclude sums received by WHV and/or Affiliates which represent sales taxes, value added taxes, excise taxes, and similar taxes which are collected by WHV and Affiliates as required by any requisite taxing authorities of any government. Gross Receipts shall also be deemed to exclude foreign currencies to the extent any foreign licensing society or organization collects or withholds any portion thereof on behalf of or for the benefit of Grantor.

                  (d) With respect to foreign currencies received by WHV and Affiliates in connection herewith, it is agreed and understood that no sums received shall be included in Gross Receipts hereunder unless and until such sums (i) have been received in U.S. Dollars in the United States, or (ii) such sums received which are capable of being remitted to the United States have not been remitted within ninety (90) days from the day such sums were capable of being remitted, in which latter case these sums shall be included in Gross Receipts at the official or unofficial rate of exchange, as WHV may elect, on the day such sums were capable of being remitted. WHV's reasonable judgment with respect to the rate of exchange applied for computation of conversion shall be binding and conclusive upon Grantor provided WHV determines such conversion rate in the same manner as WHV determines conversion rates for other grantors to WHV of Homevideo Rights. WHV and Affiliates shall not be liable in any way for any losses caused by fluctuation in the rate of exchange or because of any failure by any person or entity to convert or remit at any particular time or at a more favorable cost or rate of exchange than the cost or rate of exchange at which such conversion and remittance was accomplished.

                  (e) Gross Receipts are at all times subject to retroactive adjustments for returns, refunds, credits, settlements, rebates and discounts.

         3. DEDUCTIBLE AMOUNTS: "Deductible Amounts" means the sum of the following:

                  (a) PROTOTYPE COSTS: All direct, actual costs and expenses incurred by WHV and Affiliates (including but not limited to costs of development, facilities, materials, services, use of equipment, foreign version dubbing, editing, sub-titling and closed captioning) in connection with all steps in the process leading to and including the production of the masters which are made to serve as prototypes for the duplication of the Picture(s) in the form of Devices and the development and production of domestic and foreign prototype packaging and advertising for Devices. Each such cost shall be included as a Deductible Amount when the obligation to pay for it is incurred or contracted for, even if payment has not yet been made. If in connection with such process WHV furnishes any of its own facilities, materials, services or equipment for which WHV has a standard rate, then the amount of such standard rate shall be deemed the amount of the applicable cost;

                  (b) TAXES: All taxes which are levied upon or payable by WHV and Affiliates with respect to all or part of the revenues derived from the exploitation of Homevideo Rights, or upon remittance of all or part of such revenues, but specifically excluding corporate income taxes levied on net profits of WHV and Affiliates. In no event shall the deductible amount of any such taxes (however denominated) imposed upon WHV or Affiliates be decreased (nor the Gross Receipts increased) because of the manner in which such taxes are elected by WHV to be treated in filing net income, corporate franchise, excess profits or other tax returns;

                  (c) REMITTANCE COSTS: All costs of transmitting or remitting to the United States any funds accruing pursuant hereto to WHV or Affiliates in foreign countries, such as cable expenses, bank charges, and similar charges; and

                  (d) RESERVES: The amount of the reserves established by WHV and Affiliates against Gross Receipts for future returns of Devices. Said reserves shall be maintained at reasonable levels for a reasonable amount of time consistent with WHV policies for its own product. It is understood between the parties that one-half of such reserves shall be liquidated no later than one (1) year following the Accounting Period (as hereinafter defined) for which such reserves were set up and the balance of such reserves shall be liquidated no later than two (2) years following the Accounting Period for which such reserves were set up; provided, however, that if WHV estimates that future returns will exceed reserves as established at the end of any Accounting Period then WHV shall have the right, after notice to Grantor, to establish sufficient reserves to cover such estimated future returns.

         4. ACCOUNTABLE RECEIPTS: "Accountable Receipts" means Gross Receipts less Deductible Amounts.

         5. AMOUNTS PAYABLE: "Grantor's Royalty" is defined in the Agreement. The amount payable at the end of any Accounting Period is the net amount of Grantor's Royalty earned from commencement of the Term of the Agreement through the end of such Accounting Period, less the sum of the following:

                  (a) Any and all costs, expenses, and payments made or incurred by WHV and Affiliates which were occasioned by Grantor's breach of any of Grantor's representations and warranties contained in the Agreement;

[Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.]

                  (b) All interest charges computed on the unrecouped balances, if any, for previous Accounting Periods; and

                  (c) All Recoupable Advances and Additional Recoupable Advances, if any, plus Grantor's Royalty previously paid as of the end of such Accounting Period.

         Interest will be calculated on Recoupable Advances and Additional Recoupable Advances, if any, at a rate per annum equal to 125% of the rate announced from time to time by the First National Bank of Boston as its prime rate on unsecured loans to its preferred customers. Said interest shall be calculated from the date on which such Recoupable Advances and Additional Recoupable Advances, if any, are paid until the date on which such Recoupable Advances and Additional Recoupable Advances, if any, are recouped under this Paragraph 5.

         6. STATEMENTS AND PAYMENTS: WHV shall account to Grantor on a ** basis for the Term commencing at any time designated by WHV, and if WHV does not designate a time then on January 1 and July 1 of the applicable year (except that the initial Accounting Period shall commence on the date of this Agreement and shall continue only until the commencement of the next Accounting Period), so long as the amounts due to Grantor exceed **. In the event the amounts due to Grantor are less than **, then WHV shall account to Grantor on a ** basis (each of the foregoing an "Accounting Period"). Within sixty (60) days after the end of an Accounting Period, Grantor shall be sent a statement showing the computation of Accountable Receipts and Grantor's Royalty for such Accounting Period on a cumulative basis and Grantor shall be paid any balance due of any amounts payable based thereon for such Accounting Period; except that Grantor shall be sent statements only in the event that such statements will reflect a payment due of Grantor's Royalty earned for the Accounting Period to which such statement applies. Notwithstanding the foregoing, in the event that there are no Royalties due to Grantor, WHV shall provide Grantor with quarterly statements for the first three (3) years of the Term and then semi-annually for the remainder of the Term, including any extension thereof. WHV's failure to send any statement when due hereunder shall not be deemed a breach of this Agreement unless Grantor shall have first given WHV written notice of such failure, and WHV shall not have cured such failure within thirty (30) days after WHV's receipt of such written notice.

         7. CONCLUSIVENESS OF STATEMENTS: WHV shall keep all of WHV's books and records directly relating to the Agreement in accordance with accepted accounting principles. Grantor may, at WHV's offices and for and during reasonable times within the regular course of business activities, but not more than once per calendar year, have a certified public accountant inspect and make copies of any such books and records not previously inspected, all at Grantor's sole expense. Each such inspection shall be completed within thirty (30) consecutive days. Each statement rendered shall be deemed conclusive unless Grantor shall object in writing to WHV within 18 months after receipt thereof and shall state in detail in such writing the basis for the objection. Grantor shall be barred from bringing any legal proceeding on the subject matter of such objections later than twelve (12) months after making such objections. If any figures on a statement re-appear on, or are included in cumulative amounts on, any later statement, the later statement shall be disregarded in computing Grantor's time to object or bring such legal proceedings.

                                   Exhibit "B"
                                   -----------

                              DELIVERY REQUIREMENTS
                              ---------------------

IT IS CONTEMPLATED AS OF THE DATE OF THIS AGREEMENT THAT GRANTOR SHALL DELIVER THE PICTURES IN THE DIGITAL BETACAM FORMAT.

GRANTOR SHALL, AT GRANTOR'S COST, DELIVER THE ELEMENTS FOR THE PICTURE(S) LISTED IN ITEMS 1 AND 2, BELOW, AS APPLICABLE, TO THE FOLLOWING ADDRESS OR TO ANY SUCH OTHER ADDRESS AS WHV MAY INDICATE:

                           Warner Bros. Acquisitions Department
                           4000 Warner Blvd.
                           Bldg. 180, Room 421
                           Burbank, CA 91522

Grantor shall, at Grantor's cost, deliver the materials and documents for the Picture(s) listed in items 3 and 4, below, to the following address, or to any such other address as WHV may indicate:

                           Warner Home Video Business and Legal Affairs
                           4000 Warner Blvd.
                           Bldg. 170, Room 4018 Burbank, CA 91522
                           ATTN: Director of Legal Administration

1. FILM PROPERTIES, IF APPLICABLE:

         Subject to WHV's examination and technical approval, a digital component original video signal, and any additional footage for value-added supplemental elements for DVD, all of which may be delivered on DCT or digital Betacam format ("Video Elements"). Video that has originated in digital composite form is not acceptable. If international distribution rights have been granted, digital component original video signals of both NTSC and PAL standards (as applicable to the Territory) are required.

         In the event the Video Elements set forth above are not approved by WHV, WHV may elect in its sole discretion to accept "Access" to the elements ("Film Elements") set forth below. The word "Access" as used in this Exhibit shall mean the ability to use the Film Elements designated and to cause them to be transferred at a lab selected by Warner Bros. Technical Operations, at Grantor's cost. In addition, Access to Film Elements shall include all dubbed and/or subtitled versions in all applicable foreign languages in accordance with

WHV's distribution rights as set forth in the Agreement to the extent that such versions may exist or be produced for the Territory. All Film Elements shall be of the highest quality, free from scratches, patches or other physical blemishes and shall conform to the final edited version of the Picture(s) and shall be in the same ratio of camera picture images in which the Picture(s) was photographed.

         (a) BLACK AND WHITE FILMS

                  Delivery of a 35mm fine grain. In the event this element is unavailable, Grantor shall guarantee Access to the original camera negative to allow WHV to create a new fine grain element from the original negative at a lab of WHV's choice, at Grantor's cost.

                  Delivery of a 35mm magnetic sound master (stereo where applicable). Dolby SR encoded with start marks. Audio track must be in perfect synchronization with picture elements supplied. In the event a 35mm magnetic sound master is unavailable, Access to the optical sound track negative is required. Data reduced audio source material is not acceptable for delivery.

         (b) COLOR FILMS

                  Delivery of a 35mm interpositive and a 35mm "screening" print to be used for time comparison purposes. In the event that the 35mm interpositive is unavailable, Grantor shall guarantee Access to the original camera negative to allow WHV to create a new interpositive at a lab of WHV's choice, at Grantor's cost.

                  Delivery of a 35mm magnetic sound master (stereo where applicable), Dolby SR encoded with start marks. Audio track must be in perfect synchronization with picture elements supplied. If the original audio source is unavailable, Access to the optical sound track negative is required.

         (c) AUDIO FOR BOTH BLACK AND WHITE FILMS AND COLOR FILMS

                  If the Picture was recorded in six-track for digital theatrical release, WHV will require Access to the six-track "SR" encoded English mag master.

                  Delivery of an optical magneto disc is required for digital theatrical features (where applicable) for theatrical distribution.

                  Delivery of a fully filled music and effects track is required. This track must be 35mm "SR" encoded magnetic track in the format of the original sound mix (either six-track or two-track).

                  Data reduced original audio source material is not acceptable for delivery for any 35mm magnetic audio source materials.

         (d)      INTERNATIONAL DISTRIBUTION RIGHTS

                  When international distribution rights are granted, the following Film Elements are also required for delivery to WHV:

                  A foreign textless background negative of any main, end or narrative sections and all descriptive titles WITHOUT the English-language text, but with the background action conforming in all respects to the English version. In addition, title overlays must be provided on a separate 35mm element.

                  A detailed combined dialogue continuity script.

                  If the original soundtrack of the Picture is nonaural, a mono magnetic sound master conformed in all respect on a 35mm magnetic full coat tape, with separate dialogue, music and sound effects tracks.

                  If the original soundtrack is six-track for digital theatrical distribution, a six-track 35mm full cost magnetic English masters is required in addition to a two track "SR" 35mm full coat magnetic English master.

                  If the Picture is filmed in Dolby stereo, a two-track Dolby 35mm full coat magnetic English stereo master and a 35mm "SR" encoded music and effects tracks are also required for delivery to WHV. Such tracks must be matrixed to two-track Dolby configuration.

2. VIDEO PROPERTIES:

         (a) SHOWS PRODUCED ON VIDEO. As stated above, WHV requires that the Picture(s) originate in 35mm film. Notwithstanding the foregoing, in the event that WHV elects, in its sole and absolute discretion, to accept a picture produced on video, then Grantor shall deliver the following:

                  One digital component original video signal, which may be delivered on DCT or digital Betacam format.

                  NTSC submasters must be time coded with S.M.P.T.E. code. PAL submasters must be time coded with E.B.U. code. Time codes are to be identical to and regenerated from the original master (drop frame time code preferred). The audio soundtrack on the video master must be in perfect synchronization with the visual image. The Picture(s) must be fully color corrected with proper color, shading and density as is customarily required for network television exhibition.

                  A separate 24-track "SR" copy of the original sound master with supplied tracks is required for delivery to WHV with time code in complete synchronization to the original master.

         (b) TAPE STANDARDS FOR 525/625 DIGITAL COMPONENT FORMAT

                  The component digital master (whether 525 NTSC and/or 625 PAL) must be recorded in accordance with the following specifications:

Recording Format: Sony Digital Betacam format
                  Ampex DCT format

Tracks:           A. Digital video
                  B. Digital Audio, Channels 1, 2, 3, 4
                  C. Analog audio (cue channel)
                  D. LTC continuous, matching VITC, DFTC or EBU with PGM start at 01:00:00:00
                  E. Continuous control track

Cassette:                            DCT                   DIGITAL BETACAM
                          L          208 minutes           124 minutes
                          M          94 minutes            n/a
                          S          32 minutes            40 minutes

                  Cassette must not show any physical signs of stress (cracks, debris). Stock must not show any physical signs of stress (edge damage, debris, etc.). Cassette should be transported in shipping case.

Reference Tape:   Sony current Digital Betacam.
                  Ampex current DCT.

Digital Video:    RS-125M, 13.5(Y)/6.75(R-Y, B-Y), 8-bit.
                  Picture should be centered in the digital active line.
                  Peak white (100 ire) will be at digital 235 base 10.
                  Video shall not exceed 100 ire, at digital 235 base 10.
                  Black shall be at digital 16 base 10.
                  Color difference blanking is at digital 128, peaks at 16 and 240 (base 10).

Digital Audio:    48 kHz sampled, synchronized to video, 20 bits/sample
                  Channels 1, 2, 3, 4:  AES/EBU format.
                  1 kHz tone at 0 VU shall reproduce at 0 dB in unity on all channels.
                  Levels shall be maintained such that the headroom of the system is not exceeded.
                  NO DIGITAL CLIPPING.
                  Audio shall not be Dolby encoded.

RF:   RF envelope maximum/minimum points shall not vary by more than 10%.
          Audio RF level shall be less than or equal to 1/4RF level of video. Video and Audio RF and CTL shall be recorded continuously on the tape.

Errors: Errors shall not exceed the capability of error correction circuitry. At NO TIME shall concealment be necessary.

Audio format:              Ch 1 & 2    Stereo Composite Left & Right, in phase
                           Ch 3 & 4    Stereo M & E Left & Right, in phase
                                       w/Ch 1 & 2
                           Cue:        Mono Composite
                           Time Code:  DFTC/EBU with matching LTC/VITC

         (c) INTERNATIONAL DISTRIBUTION RIGHTS

         When international distribution rights are granted, the following video elements are also required:

                  One digital component video signal of the dubbed and subtitled version in each applicable foreign language in accordance with WHV's distribution rights as set forth in the Agreement, to the extent that such versions may exist or be produced for the Territory.

                  A first generation digital submaster from the final 100% completed original of both NTSC and PAL standards (as applicable to the territory).

                  A separate magnetic audio element conformed in all respects with the final digital edited master videotape, with separate dialogue, music and effects tracks (mono and/or stereo).

                  A digital component original format first generation copy of the background action of any main, end or narrative sections and all descriptive titles, without the English-language text, but with the background action conforming in all respects to the English version. A digital component original textless reel must be fully color corrected to match existing program material included in the feature submaster.

                  A detailed dialogue continuity script representing the digital format NTSC (and/or PAL) first generation copy of the final edited master.

3. MISCELLANEOUS:

         (a) A reasonable quantity of pre-existing advertisements, publicity pieces and promotion materials, including as a minimum but not limited to:

                  (i) A sufficient amount of color artwork (whether in the form of slides, chromes, posters or otherwise) to enable WHV to produce satisfactory packaging of the Devices, including "key" art or "poster" art as used in the theatrical advertising campaigns;

                  (ii) a reasonable quantity of black-and-white and color stills (with descriptions and data regarding the persons and subject matter appearing in such stills);

                  (iii) samples of company logos and film title logos suitable for reproduction;

                  (iv) theatrical trailers, television spots or similar promotional materials;

                  (v) a pressbook or, if no pressbook exists, a quantity of clippings and photographs such as would appear in a pressbook;

                  (vi) a detailed synopsis of the final screenplay, teleplay or videoscript, as applicable (unless included in the pressbook); and

                  (vii) a reasonable number of copies of critics' reviews of the Picture(s).

         (b) A synopsis of the advertising credits which were used for theatrical or television distribution, including billing percentages and performer likeness restrictions.

         (c) A list of the players in the cast identifying each player by the roles he or she portrayed.

         (d) A music cue sheet in customary form containing titles, composers, timings, copyright owners and publishers.

         (e) A copy of the proper copyright notice.

         (f) A schedule of theatrical release dates listed by territory and country, and a schedule of pay and free television availability dates listed by territory and country.

4. LEGAL DOCUMENTS:

         (a) A fully executed Laboratory Access Letter in the form attached.

         (b) A Power-of-Attorney in the form attached.

         (c) A fully-executed Instrument of Transfer in the form attached.

         (d) A fully-executed Collateral Assignment of Copyrights in the form attached.

         (e) A clear, complete and accurate photocopy of each certain Certificate of Copyright which indicates that the Picture(s) has been duly registered for copyright with the United States Copyright Office and, upon notice from WHV of its intent to distribute in a non-Berne Convention country, in each other country in the Territory which has a registration procedure, and any and all documentation pertaining to renewals of such registrations.

         (f) Documentation in form reasonably acceptable to WHV indicating that all rights in and to all music contained in the audio portion of the Picture(s) have been cleared for use in the Picture(s) and Devices in the Territory for the entire Term of the Agreement.

         (g) A certificate of Errors and Omissions insurance naming WHV as an additional insured.

         (h) All other documents related to the Homevideo Rights and Incidental Rights granted herein (including documents evidencing chain of title and Grantor's unencumbered legal, valid and indefeasible title to the Picture(s)).

                                   Exhibit "C"
                                   -----------

                            LABORATORY ACCESS LETTER

From:             GENIUS PRODUCTS, INC.
                  11250 EL CAMINO REAL, SUITE 100
                  SAN DIEGO, CA  92130

Dated:            FEBRUARY 6, 2002

To:               ______________________________
                  ______________________________
                  ______________________________

Gentlemen:

         We have on deposit with your laboratory certain negative, pre-print and/or video materials relating to the motion picture or video program now tentatively titled ________________ (herein called the "Picture(s)").

         Please be advised that we have granted a license to WARNER HOME VIDEO, a Division of Time Warner Entertainment Company, L.P. (herein called "WHV") and its successors, assigns and licensees, to distribute and exhibit the Picture(s). Accordingly, you are hereby authorized and directed to honor all orders of WHV and its successors, assigns and licensees, for 35mm, 16mm and/or any other size of dupe negatives, color reversible internegatives, interpositives and positive release prints of the Picture(s), and/or access to video masters, video copies and soundtrack elements, upon the following understandings:

               1. All laboratory services and materials ordered by WHV or its successors, assigns and licensees, with respect to the Picture(s), shall be at the sole cost and expense of the party ordering the same, and you agree to look solely to such party for payment of such charges as may be incurred. All laboratory services and materials which may be ordered by us with respect to the Picture(s) (including all items which we are required to deliver to WHV under our agreement with WHV) shall be at our sole cost and expense, and you agree to look solely to us for payment of such charges. Neither WHV, nor its successors, assigns or licensees, nor we, shall be responsible for any laboratory services or materials ordered by any other party with respect to the Picture(s).

               2. You will neither assert against WHV, its successors, assigns or licensees, nor us, any lien at common law or under any statute against any material relating to the Picture(s) by reason of any unpaid charges incurred by any other party.

               3. You will not refuse to honor any of our orders or the orders of WHV, or its successors, assigns or licensees, for positive prints or video copies of the Picture(s) by reason of any unpaid charges incurred by the other party.

               4. None of the above-mentioned existing pre-print and/or video materials shall be removed from your possession without the written consent of WHV and the undersigned, except that WHV shall be entitled to remove materials purchased by WHV at any time without the further consent of the undersigned.

        The instructions contained herein are irrevocable during the term of said license granted to WHV and may not be altered or modified during such term except by an instrument in writing signed by us and by WHV, or our or its respective successors, assigns and licensees.

        Please confirm your understanding and agreement of the foregoing by affixing your signature in the space provided below.

GENIUS PRODUCTS, INC.

By:  /s/ Klaus Moeller
     -----------------

Its:    CEO
     -----------------

AGREED TO AND ACCEPTED BY:

(Laboratory)

By:

Its:

                                   Exhibit "D"
                                   -----------

                          P O W E R  O F  A T T O R N E Y
                          -------------------------------

                                    (SPECIAL)

         KNOW ALL MEN BY THESE PRESENTS: That GENIUS PRODUCTS, INC. (herein known as "Grantor"), the undersigned, whose address is 11250 El Camino Real, Suite 100, San Diego, CA 92130, hereby irrevocably makes, constitutes and appoints WARNER HOME VIDEO, a Division of Time Warner Entertainment Company, L.P., 4000 Warner Blvd., Burbank, California 91522 ("WHV") and its successors and assigns, in connection only with all matters referred to in that certain Agreement dated as of February 6, 2002 between WHV and Grantor by which Grantor has granted to WHV certain Homevideo Rights and Incidental Rights in and to a Picture described therein titled _____________________, true and lawful attorney for Grantor and in Grantor's name, place and stead and for Grantor's use and benefit:

               (a) To appear by WHV's attorneys and adjust, settle, compromise, litigate, contest, satisfy judgments pertaining to, or defend any and all claims, demands or actions arising out of the exercise of the Homevideo Rights, Incidental Rights or any other rights granted pursuant to the Agreement;

               (b) To adjust, settle or defend any and all claims arising out of the breach by Grantor of any representation, warranty or other provision contained in the Agreement;

               (c) To approve any settlement or disposition of any action brought by, or defended by, Grantor as to any third person which could or would affect the rights of WHV under the Agreement;

               (d) To renew, obtain and register copyright in the Picture(s) in Grantor's name, and to execute and record such documents as WHV may deem necessary to evidence WHV's rights under the Agreement as a matter of record;

               (e) To bring, prosecute, defend and appear in suits, actions and proceedings of any nature under or concerning all copyrights in and to the Picture(s) and all renewals thereof, or concerning any infringement thereof, or interference with any of the rights granted by the Agreement regarding said copyrights or renewals thereof, in WHV's own name or in the name of, or as a co-party with, the copyright proprietor;

               (f) To take all reasonable and necessary steps to preserve the Homevideo Rights, Incidental Rights and all other rights granted to WHV by the Agreement by doing all acts, executing all documents, and making any and all necessary arrangements with, and payments to, third parties on behalf of Grantor; and

               (g) To execute, file and record any and all financing statements and other documents and to take any other steps as are reasonable and necessary to perfect, protect, evidence, renew and/or continue the security interest in the Collateral granted to WHV under the Agreement.

        GRANTOR GIVES/GRANTS unto WHV, as the attorney of Grantor, full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, or appropriate to be done in and about the premises as fully to all intents and purposes as Grantor might or could do, hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue of these presents. Upon termination or expiration of this Agreement and upon full payment of all amounts due to WHV, WHV will take any necessary action to terminate this Power of Attorney.

        Wherever the context so requires, the singular number includes the plural.

                      Dated as of February 6, 2002.

                                                       GENIUS PRODUCTS, INC.

                                                       By: /s/ Klaus Moeller
                                                           ---------------------

                                                       Its:   CEO
                                                           ---------------------

STATE OF       California                          )
         ------------------------------------------
                                                    )ss
COUNTY OF       Los Angeles                        )
         ------------------------------------------

On this the 6th day of February, 2002, before me,

        Sherri L. Bogard                          ,
--------------------------------------------------
the undersigned Notary Public, personally appeared

        Klaus Moeller                             ,
--------------------------------------------------
               [ ]  personally known to me

               [X] proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.        [SEAL] SHERRI L. BOGARD
                                                 Commission # 1242932
    /s/ Sherri L. Bogard                         Notary Public - California
------------------------------------             Los Angeles County
                       Notary Public             My Comm. Expires Nov 22, 2003

                                   Exhibit "E"
                                   -----------

                             INSTRUMENT OF TRANSFER

         KNOW ALL MEN BY THESE PRESENTS that for One Dollar ($1.00) and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned GENIUS PRODUCTS, INC. (referred to herein as "Grantor"), hereby grants and assigns to WARNER HOME VIDEO, a Division of Time Warner Entertainment Company, L.P. ("WHV") and its successors and assigns, all of Grantor's rights, titles and interests of every kind and nature in and to the sole and exclusive right (including, without limitation, such rights under all copyrights and any extensions and renewals thereof that may be in existence with respect to any of the Pictures subject to the Agreement described below, including, without limitation, in and to the underlying screenplay and all other literary, musical and dramatic materials based upon, incorporated in, derived from, incorporating or related to such Picture(s) or upon which such Picture(s) may be based (the "Picture(s)")), (a) to exploit the Homevideo Rights during the Term and in the Territory (as such terms are defined in the Agreement described below) including, without limitation, to sell Devices (as such term is defined in the Agreement described below) containing copies of the Picture(s) and to exploit the Devices for the intended purpose of home video viewing by consumers in their places of dwelling in such manner that viewing schedules and viewing frequency may be freely controlled by the consumers, as such rights relate to the Picture(s) and to the copyright and rights and interests of every kind or nature in and to all works based upon, incorporated in, derived from, incorporating or relating to the Picture(s).

         Reference is made to that certain Homevideo Distribution Agreement dated as of February 6, 2002 by and between Grantor and WHV (such agreement, as it may be amended, modified, supplemented, renewed, extended, replaced, or superseded from time to time, is herein referred to as the "Agreement") relating INTER ALIA to the grant and assignment of the aforesaid rights and this Instrument of Transfer is expressly made subject to the terms and conditions contained in the Agreement, and to the extent of any inconsistency between this Instrument of Transfer and the Agreement, the terms of the Agreement shall prevail to the minimum extent necessary to rectify any such inconsistency.

         Grantor hereby agrees to register or cause to be registered each of the Picture(s) with the United States Copyright Office and agrees to obtain or cause to be obtained renewals of all copyrights in and to said Picture(s), whether or not referred to herein, and hereby assigns said rights to WHV; and should Grantor fail or be unavailable to do any of the foregoing, Grantor hereby irrevocably appoints WHV as attorney-in-fact, with full and irrevocable power and authority to do all such acts and things, and to execute, acknowledge, deliver, file, register and record all such documents, in the name and on behalf of the Grantor, as WHV may deem necessary or proper in the premises to accomplish the same, which power and authority shall be deemed coupled with an interest and irrevocable.

         WHV is also hereby empowered to bring, prosecute, defend and appear in suits, actions and proceedings of any nature under or concerning all copyrights in and to said Picture(s) and all renewals thereof, to the extent that the rights granted to WHV are affected, or concerning any infringement thereof, or interference with any of the rights hereby granted under said copyrights or renewals thereof, in its own name or in the name of the copyright proprietor and, at its option, WHV may join such copyright proprietor and/or the undersigned as a party plaintiff or defendant in any such suit, action or proceeding.

Dated as of February 6, 2002.
                                                       GENIUS PRODUCTS, INC.

                                                       By: /s/ Klaus Moeller
                                                           ---------------------

                                                       Its:   CEO
                                                           ---------------------

STATE OF       California                          )
         ------------------------------------------
                                                    )ss
COUNTY OF       Los Angeles                        )
         ------------------------------------------

On this the 6th day of February, 2002, before me,

        Sherri L. Bogard                          ,
--------------------------------------------------
the undersigned Notary Public, personally appeared

        Klaus Moeller                             ,
--------------------------------------------------
               [ ]  personally known to me

               [X] proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.        [SEAL] SHERRI L. BOGARD
                                                 Commission # 1242932
    /s/ Sherri L. Bogard                         Notary Public - California
------------------------------------             Los Angeles County
                       Notary Public             My Comm. Expires Nov 22, 2003

                                   Exhibit "F"
                                   -----------

                       COLLATERAL ASSIGNMENT OF COPYRIGHTS
                       -----------------------------------

         KNOW ALL MEN BY THESE PRESENTS that for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, GENIUS PRODUCTS, INC., referred to herein as ("Grantor") hereby assigns, grants, conveys and transfers for security to WARNER HOME VIDEO ("WHV") and its successors and assigns throughout the Territory (as such term is defined in that certain Homevideo Distribution Agreement dated as of February 6, 2002 between Grantor and WHV, as the same may hereinafter be amended, modified, supplemented, renewed, extended, replaced, or superceded from time to time, the "Agreement"), all of Grantor's rights, titles and interests of every kind and nature, without limitation, in and to the collateral described on Schedule A attached hereto and incorporated by reference herein (the "Collateral"). Grantor hereby irrevocably constitutes and appoints WHV its lawful attorney-in-fact to do all acts and things permitted pursuant to the Agreement, which power and authority shall be deemed coupled with an interest and irrevocable.

         This Collateral Assignment of Copyright is expressly made subject to the terms and conditions contained in the Agreement and to the extent of any inconsistency between the terms of this Collateral Assignment of Copyright and the Agreement, the terms of the Agreement shall prevail to the minimum extent necessary to rectify such inconsistency. Upon termination or expiration of this Agreement and upon full payment of all amounts due to WHV, WHV will take any necessary action to terminate its security interest in the collateral.

Dated as of February 6, 2002.
                                                       GENIUS PRODUCTS, INC.

                                                       By: /s/ Klaus Moeller
                                                           ---------------------

                                                       Its:   CEO
                                                           ---------------------

STATE OF       California                          )
         ------------------------------------------
                                                    )ss
COUNTY OF       Los Angeles                        )
         ------------------------------------------

On this the 6th day of February, 2002, before me,

        Sherri L. Bogard                          ,
--------------------------------------------------
the undersigned Notary Public, personally appeared

        Klaus Moeller                             ,
--------------------------------------------------
               [ ]  personally known to me

               [X] proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.        [SEAL] SHERRI L. BOGARD
                                                 Commission # 1242932
    /s/ Sherri L. Bogard                         Notary Public - California
------------------------------------             Los Angeles County
                       Notary Public             My Comm. Expires Nov 22, 2003

                             Schedule A to Exhibit F
                             -----------------------

                            DESCRIPTION OF COLLATERAL
                            -------------------------

         Capitalized terms used herein without definition have the respective meanings assigned such terms in the Homevideo Distribution Agreement dated as of February 6, 2002 among Grantor and WHV (as it may be amended, modified, supplemented, renewed, extended, replaced or superseded from time to time, the "Agreement").

         The Collateral shall mean all of the rights, titles and interests of every kind or nature whatsoever of Grantor in and to, but none of its obligations with respect to, the following described items, whether now owned or existing or hereafter created, acquired or arising, and wheresoever located:

                  (a) All of the right, title, and interest of Grantor of every kind (including, without limitation, copyrights and any extensions and renewals thereof and any rights related to copyright and/or neighboring rights recognized under the law of any foreign jurisdiction with respect to each of the Pictures subject to the above-referenced Homevideo Distribution Agreement (the "Pictures"), in and to all Homevideo Rights and Incidental Rights granted to WHV under the Agreement and all like or similar rights that may now or hereafter be retained or recovered by Grantor;

                  (b) All rights to possession held by or on behalf of Grantor to all physical properties described in Schedule B annexed hereto, necessary or desirable to WHV to exercise the Homevideo Rights and/or Incidental Rights granted to WHV under the Agreement;

                  (c) All proceeds and products relating to or arising from any of the foregoing, including accounts, contract rights, chattel paper, all money and claims for money (whether or not such claims to money have been earned by performance) general intangibles, documents and instruments, including, but not limited to, all Gross Receipts, Accountable Receipts (whether or not due, earned or payable to Grantor under the Agreement) and any insurance now or hereafter payable by reason of any loss or damage to any Collateral and any proceeds thereof and all replacements, additions, accessions, substitutions, proceeds and products relating to or arising from any of the Collateral;

                  (d) All of Grantor's rights under production, financing and acquisition agreements in and to the exploitation of the rights granted to WHV under the Agreement relating to motion pictures which if completed would constitute Picture(s); and

                  (e) All of Grantor's rights to all literary, dramatic, musical and other material created for the Picture(s) or upon which the Picture(s) is based or to be based, in whole or in part, or which are used in connection with the Picture(s), including, without limitation, screenplays and any underlying materials upon which screenplays are based, and all common law and statutory domestic and foreign copyrights, and any rights related to copyright and/or neighboring rights recognized under the law of any foreign jurisdiction, and rights and interests in copyrights and renewals and extensions of copyrights, in and to said literary, dramatic, musical and other written material; but only to the extent necessary to protect WHV's ability to exercise the Homevideo Rights and Incidental Rights in the Picture(s) during the Term and in the Territory in the manner and to the extent provided for in the Agreement.

                             Schedule B to Exhibit F
                             -----------------------

IT IS CONTEMPLATED AS OF THE DATE OF THIS AGREEMENT THAT GRANTOR SHALL DELIVER THE PICTURES IN THE DIGITAL BETACAM FORMAT.

GRANTOR SHALL, AT GRANTOR'S COST, DELIVER THE ELEMENTS FOR THE PICTURE(S) LISTED IN ITEMS 1 AND 2, BELOW, AS APPLICABLE, TO THE FOLLOWING ADDRESS OR TO ANY SUCH OTHER ADDRESS AS WHV MAY INDICATE:

                           Warner Bros. Acquisitions Department
                           4000 Warner Blvd.
                           Bldg. 180, Room 421
                           Burbank, CA 91522

Grantor shall, at Grantor's cost, deliver the materials and documents for the Picture(s) listed in items 3 and 4, below, to the following address, or to any such other address as WHV may indicate:

                           Warner Home Video Business and Legal Affairs
                           4000 Warner Blvd.
                           Bldg. 170, Room 4018
                           Burbank, CA 91522
                           ATTN: Director of Legal Administration

1. FILM PROPERTIES, IF APPLICABLE:

         Subject to WHV's examination and technical approval, a digital component original video signal, and any additional footage for value-added supplemental elements for DVD, all of which may be delivered on DCT or digital Betacam format ("Video Elements"). Video that has originated in digital composite form is not acceptable. If international distribution rights have been granted, digital component original video signals of both NTSC and PAL standards (as applicable to the Territory) are required.

         In the event the Video Elements set forth above are not approved by WHV, WHV may elect in its sole discretion to accept "Access" to the elements ("Film Elements") set forth below. The word "Access" as used in this Exhibit shall mean the ability to use the Film Elements designated and to cause them to be transferred at a lab selected by Warner Bros. Technical Operations, at Grantor's cost. In addition, Access to Film Elements shall include all dubbed and/or subtitled versions in all applicable foreign languages in accordance with WHV's distribution rights as set forth in the Agreement to the extent that such versions may exist or be produced for the Territory. All Film Elements shall be of the highest quality, free from scratches, patches or other physical blemishes and shall conform to the final edited version of the Picture(s) and shall be in the same ratio of camera picture images in which the Picture(s) was photographed.

         (a) BLACK AND WHITE FILMS

                  Delivery of a 35mm fine grain. In the event this element is unavailable, Grantor shall guarantee Access to the original camera negative to allow WHV to create a new fine grain element from the original negative at a lab of WHV's choice, at Grantor's cost.

                  Delivery of a 35mm magnetic sound master (stereo where applicable). Dolby SR encoded with start marks. Audio track must be in perfect synchronization with picture elements supplied. In the event a 35mm magnetic sound master is unavailable, Access to the optical sound track negative is required. Data reduced audio source material is not acceptable for delivery.

         (b) COLOR FILMS

                  Delivery of a 35mm interpositive and a 35mm "screening" print to be used for time comparison purposes. In the event that the 35mm interpositive is unavailable, Grantor shall guarantee Access to the original camera negative to allow WHV to create a new interpositive at a lab of WHV's choice, at Grantor's cost.

                  Delivery of a 35mm magnetic sound master (stereo where applicable), Dolby SR encoded with start marks. Audio track must be in perfect synchronization with picture elements supplied. If the original audio source is unavailable, Access to the optical sound track negative is required.

         (c) AUDIO FOR BOTH BLACK AND WHITE FILMS AND COLOR FILMS

                  If the Picture was recorded in six-track for digital theatrical release, WHV will require Access to the six-track "SR" encoded English mag master.

                  Delivery of an optical magneto disc is required for digital theatrical features (where applicable) for theatrical distribution.

                  Delivery of a fully filled music and effects track is required. This track must be 35mm "SR" encoded magnetic track in the format of the original sound mix (either six-track or two-track).

                  Data reduced original audio source material is not acceptable for delivery for any 35mm magnetic audio source materials.

         (d) INTERNATIONAL DISTRIBUTION RIGHTS

                  When international distribution rights are granted, the following Film Elements are also required for delivery to WHV:

                  A foreign textless background negative of any main, end or narrative sections and all descriptive titles WITHOUT the English-language text, but with the background action conforming in all respects to the English version. In addition, title overlays must be provided on a separate 35mm element.

                  A detailed combined dialogue continuity script.

                  If the original soundtrack of the Picture is nonaural, a mono magnetic sound master conformed in all respect on a 35mm magnetic full coat tape, with separate dialogue, music and sound effects tracks.

                  If the original soundtrack is six-track for digital theatrical distribution, a six-track 35mm full cost magnetic English masters is required in addition to a two track "SR" 35mm full coat magnetic English master.

                  If the Picture is filmed in Dolby stereo, a two-track Dolby 35mm full coat magnetic English stereo master and a 35mm "SR" encoded music and effects tracks are also required for delivery to WHV. Such tracks must be matrixed to two-track Dolby configuration.

2. VIDEO PROPERTIES:

         (a) SHOWS PRODUCED ON VIDEO. As stated above, WHV requires that the Picture(s) originate in 35mm film. Notwithstanding the foregoing, in the event that WHV elects, in its sole and absolute discretion, to accept a picture produced on video, then Grantor shall deliver the following:

         One digital component original video signal, which may be delivered on DCT or digital Betacam format.

         NTSC submasters must be time coded with S.M.P.T.E. code. PAL submasters must be time coded with E.B.U. code. Time codes are to be identical to and regenerated from the original master (drop frame time code preferred). The audio soundtrack on the video master must be in perfect synchronization with the visual image. The Picture(s) must be fully color corrected with proper color, shading and density as is customarily required for network television exhibition.

         A separate 24-track "SR" copy of the original sound master with SUPPLIED tracks is required for delivery to WHV with time code in complete synchronization to the original master.

         (b) TAPE STANDARDS FOR 525/625 DIGITAL COMPONENT FORMAT

         The component digital master (whether 525 NTSC and/or 625 PAL) must be recorded in accordance with the following specifications:

Recording Format: Sony Digital Betacam format
                  Ampex DCT format

Tracks:           A.   Digital video
                  B.   Digital Audio, Channels 1, 2, 3, 4
                  C.   Analog audio (cue channel)
                  D.   LTC continuous, matching VITC, DFTC or EBU
                       with PGM start at 01:00:00:00
                  E.   Continuous control track

Cassette:                                DCT                  DIGITAL BETACAM
                              L          208 minutes          124 minutes
                              M          94 minutes           n/a
                              S          32 minutes           40 minutes

Cassette must not show any physical signs of stress (cracks, debris). Stock must not show any physical signs of stress (edge damage, debris, etc.). Cassette should be transported in shipping case.

Reference Tape:   Sony current Digital Betacam.
                  Ampex current DCT.

Digital Video:    RS-125M, 13.5(Y)/6.75(R-Y, B-Y), 8-bit.
                  Picture should be centered in the digital active line.
                  Peak white (100 ire) will be at digital 235 base 10.
                  Video shall not exceed 100 ire, at digital 235 base 10.
                  Black shall be at digital 16 base 10.
                  Color difference blanking is at digital 128, peaks at 16 and 240 (base 10).

Digital Audio:    48 kHz sampled, synchronized to video, 20 bits/sample
                  Channels 1, 2, 3, 4:  AES/EBU format.
                  1 kHz tone at 0 VU shall reproduce at 0 dB in unity on all channels.
                  Levels shall be maintained such that the headroom of the system is not exceeded.
                  NO DIGITAL CLIPPING.
                  Audio shall not be Dolby encoded.

RF:   RF envelope maximum/minimum points shall not vary by more than 10%.
          Audio RF level shall be less than or equal to 1/4RF level of video. Video and Audio RF and CTL shall be recorded continuously on the tape.

Errors: Errors shall not exceed the capability of error correction circuitry. At
                    NO TIME shall concealment be necessary.

Audio format:     Ch 1 & 2         Stereo Composite Left & Right, in phase
                  Ch 3 & 4         Stereo M & E Left & Right, in phase
                                   w/Ch 1 & 2
                  Cue:             Mono Composite
                  Time Code:       DFTC/EBU with matching LTC/VITC

         (c) INTERNATIONAL DISTRIBUTION RIGHTS

         When international distribution rights are granted, the following video elements are also required:

         One digital component video signal of the dubbed and subtitled version in each applicable foreign language in accordance with WHV's distribution rights as set forth in the Agreement, to the extent that such versions may exist or be produced for the Territory.

         A first generation digital submaster from the final 100% completed original of both NTSC and PAL standards (as applicable to the territory).

         A separate magnetic audio element conformed in all respects with the final digital edited master videotape, with separate dialogue, music and effects tracks (mono and/or stereo).

         A digital component original format first generation copy of the background action of any main, end or narrative sections and all descriptive titles, without the English-language text, but with the background action conforming in all respects to the English version. A digital component original textless reel must be fully color corrected to match existing program material included in the feature submaster.

         A detailed dialogue continuity script representing the digital format NTSC (and/or PAL) first generation copy of the final edited master.

3. MISCELLANEOUS:

         (a) A reasonable quantity of pre-existing advertisements, publicity pieces and promotion materials, including as a minimum but not limited to:

                  (i) A sufficient amount of color artwork (whether in the form of slides, chromes, posters or otherwise) to enable WHV to produce satisfactory packaging of the Devices, including "key" art or "poster" art as used in the theatrical advertising campaigns;

                  (ii) a reasonable quantity of black-and-white and color stills (with descriptions and data regarding the persons and subject matter appearing in such stills);

                  (iii) samples of company logos and film title logos suitable for reproduction;

                  (iv) theatrical trailers, television spots or similar promotional materials;

                  (v) a pressbook or, if no pressbook exists, a quantity of clippings and photographs such as would appear in a pressbook;

                  (vi) a detailed synopsis of the final screenplay, teleplay or videoscript, as applicable (unless included in the pressbook); and

                  (vii) a reasonable number of copies of critics' reviews of the Picture(s).

         (b) A synopsis of the advertising credits which were used for theatrical or television distribution, including billing percentages and performer likeness restrictions.

         (c) A list of the players in the cast identifying each player by the roles he or she portrayed.

         (d) A music cue sheet in customary form containing titles, composers, timings, copyright owners and publishers.

         (e) A copy of the proper copyright notice.

         (f) A schedule of theatrical release dates listed by territory and country, and a schedule of pay and free television availability dates listed by territory and country.

4. LEGAL DOCUMENTS:

         (a) A fully executed Laboratory Access Letter in the form attached.

         (b) A Power-of-Attorney in the form attached.

         (c) A fully-executed Instrument of Transfer in the form attached.

         (d) A fully-executed Collateral Assignment of Copyrights in the form attached.

         (e) A clear, complete and accurate photocopy of each certain Certificate of Copyright which indicates that the Picture(s) has been duly registered for copyright with the United States Copyright Office and, upon notice from WHV of its intent to distribute in a non-Berne Convention country, in each other country in the Territory which has a registration procedure, and any and all documentation pertaining to renewals of such registrations.

         (f) Documentation in form reasonably acceptable to WHV indicating that all rights in and to all music contained in the audio portion of the Picture(s) have been cleared for use in the Picture(s) and Devices in the Territory for the entire Term of the Agreement.

         (g) A certificate of Errors and Omissions insurance naming WHV as an additional insured.

         (h) All other documents related to the Homevideo Rights and Incidental Rights granted herein (including documents evidencing chain of title and Grantor's unencumbered legal, valid and indefeasible title to the Picture(s)).

                                   Exhibit "G"
                                   -----------

                                 CATALOG TITLES
                                 --------------

1. "Mozart and Friends"

2. "Mozart and Friends: Sleepytime"

3. "Four Seasons"